Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

October 31, 2023 OTCQB: FTCO

FORTITUDE GOLD REPORTS THIRD QUARTER NET INCOME OF $5.7 MILLION, MAINTAINS 2023 PRODUCTION OUTLOOK

COLORADO SPRINGS – October 31, 2023 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) reported results for the third quarter ended September 30, 2023, including $21.3 million net sales, $5.7 million net income, or $0.24 per share, and increased its cash balance to $52.0 million at quarter end.  The Company produced 11,122 gold ounces during the third quarter and maintains its 2023 production outlook.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

THIRD QUARTER 2023 FINANCIAL RESULTS AND HIGHLIGHTS

●	$21.3 million net sales
●	$5.7 million net income or $0.24 per share
●	$52.0 million cash balance on September 30, 2023
●	11,122 gold ounces produced
●	2.04 grams per tonne average gold grade mined
●	$98.1 million working capital at September 30, 2023
●	$11.8 million mine gross profit
●	$3.8 million exploration expenditures
●	$547 total cash cost after by-product credits per gold ounce sold
●	$651 per ounce total all-in sustaining cost
●	$2.9 million dividends paid

Fortitude Gold sold 11,042 gold ounces at a total cash cost of $547 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $651. Realized metal prices during the quarter averaged $1,931 per ounce gold*. The Company recorded net income of $5.7 million, or $0.24 per share and reported cash and cash equivalents at quarter end of $52.0 million. The Company produced 11,122 ounces of gold during the quarter, 32,293 ounces of gold year-to-date, and maintains its 2023 Annual Outlook targeting 40,000 gold ounces (a range of 36,000 to 40,000 ounces).

“The third quarter was another strong quarter on numerous fronts including production, sales, income, and profitability that allowed us to increase our cash balance by over five million dollars,” stated Mr. Jason Reid, CEO and President of Fortitude Gold.  “We are on pace to reach our annual production goals and continue with an aggressive drill program which has discovered additional mineralization on the Isabella Pearl trend as we await assay results from our recent East Camp Douglas drill campaign.”

Mr. Reid continued, “We await regulatory feedback from the Bureau of Land Management on our Plan of Operations for the County Line project and we successfully submitted the Plan of Operations for our Golden Mile project as well.”

The following Production Statistics table summarize certain information about our operations for the three and nine months ended September 30, 2023 and 2022:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Ore mined
Ore (tonnes)	110,456	113,111	329,765	490,764
Gold grade (g/t)	2.04	5.69	3.07	3.30
Low-grade stockpile
Ore (tonnes)	—	—	2,118	34,501
Gold grade (g/t)	—	—	0.46	0.43
Waste (tonnes)	312,614	202,201	965,312	1,696,225
Metal production (before payable metal deductions)(1)
Gold (ozs.)	11,122	9,500	32,293	30,355
Silver (ozs.)	25,012	12,497	56,272	45,047

(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics table summarizes certain information about our operations for three and nine months ended September 30, 2023 and 2022:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Metal sold
Gold (ozs.)	11,042	9,419	32,173	30,567
Silver (ozs.)	24,694	12,111	55,638	44,819
Average metal prices realized (1)
Gold ($per oz.)	1,931	1,719	1,934	1,871
Silver ($per oz.)	23.54	19.44	23.51	23.34
Precious metal gold equivalent ounces sold
Gold Ounces	11,042	9,419	32,173	30,567
Gold Equivalent Ounces from Silver	301	137	676	559
	11,343	9,556	32,849	31,126

Total cash cost before by-product credits per gold ounce sold	$600	$638	$564	$685
Total cash cost after by-product credits per gold ounce sold	$547	$613	$523	$652
Total all-in sustaining cost per gold ounce sold	$651	$687	$633	$749

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Provisional sales may remain unsettled from one quarter into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and nine months ended September 30, 2023 and 2022, its financial condition at September 30, 2023 and December 31, 2022, and its cash flows for the nine months ended September 30, 2023 and 2022. The summary data as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022 is unaudited; the summary data as of December 31, 2022 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2022, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,035	$45,054
Gold and silver rounds/bullion	945	—
Inventories	50,858	47,155
Prepaid taxes	624	710
Prepaid expenses and other current assets	1,022	730
Total current assets	105,484	93,649
Property, plant and mine development, net	26,839	30,581
Operating lease assets, net	1,095	3,826
Deferred tax assets	1,889	1,282
Other non-current assets	359	1,818
Total assets	$135,666	$131,156
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,906	$2,524
Operating lease liabilities, current	1,095	3,826
Mining taxes payable	2,096	1,857
Other current liabilities	1,268	1,327
Total current liabilities	7,365	9,534
Asset retirement obligations	6,248	5,863
Total liabilities	13,613	15,397
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,084,542 shares outstanding at September 30, 2023 and 24,024,542 shares outstanding at December 31, 2022	241	240
Additional paid-in capital	103,961	103,731
Retained earnings	17,851	11,788
Total shareholders' equity	122,053	115,759
Total liabilities and shareholders' equity	$135,666	$131,156

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2023 and 2022
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Sales, net	$21,268	$16,122	$62,027	$55,476
Mine cost of sales:
Production costs	5,992	5,703	16,665	19,673
Depreciation and amortization	3,349	3,005	9,733	9,938
Reclamation and remediation	91	60	231	183
Total mine cost of sales	9,432	8,768	26,629	29,794
Mine gross profit	11,836	7,354	35,398	25,682
Costs and expenses:
General and administrative expenses	1,335	1,638	3,481	3,912
Exploration expenses	3,833	3,687	13,582	8,627
Other (income) expense, net	(491)	60	(1,252)	142
Total costs and expenses	4,677	5,385	15,811	12,681
Income before income and mining taxes	7,159	1,969	19,587	13,001
Mining and income tax expense	1,437	248	3,893	2,097
Net income	$5,722	$1,721	$15,694	$10,904
Net income per common share:
Basic	$0.24	$0.07	$0.65	$0.45
Diluted	$0.24	$0.07	$0.65	$0.45
Weighted average shares outstanding:
Basic	24,084,542	24,024,542	24,077,772	24,014,959
Diluted	24,212,436	24,190,375	24,217,420	24,201,239

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2023 and 2022
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Nine months ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net income	$15,694	$10,904
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	9,804	10,052
Stock-based compensation	171	143
Deferred taxes	(607)	(982)
Reclamation and remediation accretion	231	183
Other operating adjustments	(22)	(38)
Changes in operating assets and liabilities:
Accounts receivable	—	(101)
Inventories	(3,016)	(2,199)
Prepaid expenses and other current assets	(292)	1,269
Other non-current assets	(19)	(31)
Accounts payable and other accrued liabilities	347	1,866
Income and mining taxes payable	325	(36)
Net cash provided by operating activities	22,616	21,030

Cash flows from investing activities:
Capital expenditures	(5,047)	(10,184)
Purchase of gold and silver rounds/bullion	(978)	—
Net cash used in investing activities	(6,025)	(10,184)

Cash flows from financing activities:
Dividends paid	(9,631)	(8,645)
Proceeds from exercise of stock options	60	63
Repayment of loans payable	(30)	(65)
Repayment of capital leases	(9)	(20)
Net cash used in financing activities	(9,610)	(8,667)

Net increase in cash and cash equivalents	6,981	2,179
Cash and cash equivalents at beginning of period	45,054	40,017
Cash and cash equivalents at end of period	$52,035	$42,196

Supplemental Cash Flow Information
Income and mining taxes paid	$4,174	$3,149
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$15	$(343)
Change in estimate for asset retirement costs	$—	$710
Right-of-Use assets acquired through operating lease	$—	$3,899

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt and a sixth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com